Exhibit 99.1
CONDENSED CONSOLIDATED FINANCIAL DATA

Set forth below is summary condensed consolidated financial data for TRU Taj LLC (“TRU Taj”), a wholly-owned indirect subsidiary of Toys “R” Us, Inc. (the “Company”), and its subsidiaries for the thirteen and twenty-six week periods ended July 29, 2017 and July 30, 2016, as well as the last twelve months (“LTM”) ended July 29, 2017, and the Condensed Consolidated Balance Sheet Data as of July 29, 2017 and July 30, 2016, respectively, which is being furnished pursuant to the indenture relating to the 12% Senior Secured Notes due 2021 issued by TRU Taj. Tax balances are presented on a combined basis, allocated to TRU Taj and its subsidiaries.
The financial data set forth below was derived from the Company’s internal financial statements and has not been audited or reviewed by our independent accountants. The financial data set forth below should be read in conjunction with, and is qualified in its entirety by the Company’s Quarterly Report on Form 10-Q for the thirteen and twenty-six week periods ended July 29, 2017.

TRU TAJ LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED OPERATIONS DATA
(UNAUDITED)

	13 Weeks Ended		26 Weeks Ended		LTM
(In millions)	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016	July 29, 2017
Net sales	$726	$734	$1,405	$1,433	$3,543
Other revenues (a)	66	66	136	138	270
Total revenues	792	800	1,541	1,571	3,813
Cost of sales	430	431	850	862	2,162
Gross margin	362	369	691	709	1,651
Selling, general and administrative expenses	278	277	550	567	1,167
Depreciation and amortization	30	31	59	60	120
Other expense (income), net	2	4	—	3	1
Intercompany expense	22	21	40	35	96
Total operating expenses	332	333	649	665	1,384
Operating earnings	30	36	42	44	267
Interest expense	(49)	(23)	(94)	(59)	(186)
Interest income	1	—	1	1	2
(Loss) earnings before income taxes	(18)	13	(51)	(14)	83
Income tax expense (benefit)	78	2	77	(6)	117
Net (loss) earnings	(96)	11	(128)	(8)	(34)
Less: Net earnings attributable to noncontrolling interest	1	2	2	3	6
Net (loss) earnings attributable to TRU Taj LLC	$(97)	$9	$(130)	$(11)	$(40)

Other Operating Data:
Adjusted EBITDA (b)	$66	$73	$107	$115	$400
Same store sales	—%	0.3%	(0.3)%	0.6%
Issuer Consolidated Adjusted EBITDA (c)					$162
Issuer Leverage Ratio (d)					3.9x

(a)	Comprised of Toys “R” Us Property Company I, LLC’s (“Propco I”) base rents and tenant reimbursements from Toys “R” Us - Delaware, Inc.

(b)
Adjusted EBITDA is defined as EBITDA (earnings (loss) before net interest expense (income), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess actual operating performance including certain items which are generally non-recurring. We have excluded the impact of such items from internal performance assessments. We believe that excluding items such as goodwill and asset impairment charges, impact of litigation, noncontrolling interest, net loss (gain) on sales of properties and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.
We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, our financial data prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors. We also use Adjusted EBITDA for the calculation of certain ratios in accordance with our debt covenants.
Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA; or Adjusted EBITDA as measures of operating performance.

(c)
Issuer Consolidated Adjusted EBITDA, and the calculation there of, is defined in the Taj Notes Indenture, included in the Company’s Form 8-K, filed August 18, 2016. A reconciliation of Net (loss) earnings attributable to TRU Taj and its subsidiaries to Issuer Consolidated Adjusted EBITDA is presented in the table on the following page. Issuer Consolidated Adjusted EBITDA as presented herein has been calculated in accordance with the definition of “Issuer Consolidated Adjusted EBITDA.” Issuer Consolidated Adjusted EBITDA is primarily a covenant calculation, and therefore is not entirely comparable to the calculation of Adjusted EBITDA for the Company. We believe that the presentation of Issuer Consolidated Adjusted EBITDA provides useful information to investors regarding the Taj Notes Indenture covenants.

(d)
The Issuer Leverage Ratio has been calculated in accordance with the definition of “Issuer Leverage Ratio” as defined in the Taj Notes Indenture, using the aggregate principal amount of the Taj Notes and specified other debt. Accordingly, the calculation of the Issuer Leverage Ratio represents the ratio of:

•	the sum of (i) $583 million of the Taj Notes, plus (ii) $41 million of Toys-Japan 1.85%-2.18% loans, plus (iii) $8 million of financing obligations and other borrowed monies of Toys “R” Us SARL; to

•	Issuer Consolidated Adjusted EBITDA.
The Issuer Leverage Ratio is primarily a covenant calculation, and therefore would not be comparable to a leverage ratio calculated for the Company on a consolidated basis.

A reconciliation of Net earnings attributable to TRU Taj and its subsidiaries to EBITDA, Adjusted EBITDA and Issuer Consolidated Adjusted EBITDA is as follows:

	13 Weeks Ended		26 Weeks Ended		LTM
(In millions)	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016	July 29, 2017
Net (loss) earnings attributable to TRU Taj LLC	$(97)	$9	$(130)	$(11)	$(40)
Add:
Income tax expense (benefit)	78	2	77	(6)	117
Interest expense, net	48	23	93	58	184
Depreciation and Amortization	30	31	59	60	120
EBITDA	59	65	99	101	381
Adjustments:
Severance	4	1	4	1	7
Impairment of long-lived assets (a)	2	—	2	—	3
Net earnings attributable to noncontrolling interest (b)	1	2	2	3	6
Foreign currency re-measurement (c)	—	5	—	5	—
Litigation (d)	—	—	—	4	—
Compensation expense (e)	—	—	—	1	(1)
Loss on sales of assets (f)	—	—	—	1	—
Certain transaction costs	—	—	—	(1)	3
Store closure costs (g)	—	—	—	—	1
Adjusted EBITDA	$66	$73	$107	$115	$400
Less:
Propco I Adjusted EBITDA (h)	(46)	(44)	(94)	(92)	(182)
UK Propco intercompany rent	(8)	(8)	(16)	(17)	(31)
France Propco intercompany rent	(2)	(2)	(4)	(4)	(9)
Adjusted EBITDA attributable to minority interest (i)	(4)	(2)	(7)	(5)	(16)
Issuer Consolidated Adjusted EBITDA (j)	$6	$17	$(14)	$(3)	$162

(a)	Asset impairments primarily due to the identification of underperforming stores, the relocation of certain stores and property sales.

(b)	Represents noncontrolling interests in Toys (Labuan) Holding Limited (“Asia JV”).

(c)	Represents the unrealized loss (gain) on foreign exchange related to intercompany balances with affiliates.

(d)	Represents certain litigation expenses and settlements recorded for legal matters.

(e)
Represents the incremental compensation expense (benefit) related to certain one-time awards and modifications, net of forfeitures and reversals relating to certain officers’ awards based on performance targets.

(f)	Represents sale of properties and certain assets.

(g)	Represents store closure costs, net of lease surrender income.

(h)	For the thirteen and twenty-six weeks ended July 29, 2017 and July 30, 2016 and the last twelve months ended July 29, 2017 Propco I Adjusted EBITDA is as follows:

	13 Weeks Ended		26 Weeks Ended		LTM
(In millions)	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016	July 29, 2017
Net earnings	$25	$22	$52	$48	$98
Add:
Interest expense, net	15	15	30	30	60
Depreciation and Amortization	6	7	12	13	24
EBITDA	46	44	94	91	182
Adjustments:
Loss on sales of assets	—	—	—	1	—
Adjusted EBITDA	$46	$44	$94	$92	$182

(i)
The amounts presented for the thirteen and twenty-six week periods ended July 29, 2017 and July 30, 2016 and the last twelve months ended July 29, 2017 are based on the minority interest percentage of ownership in the Asia JV during each of those respective periods. On March 24, 2017, the Company combined the legal entity structure for its Toys-Japan and China and Southeast Asia businesses (the “Asia Merger”). The combination was effected by the issuance of new shares of the Asia JV in exchange for our contribution of Toys-Japan, which resulted in Fung Retailing’s ownership of 15% in the combined company and our ownership of 85% in the combined company. Prior to the Asia Merger, Fung Retailing held a 30% interest in the Asia JV business.

(j)	As defined in the Taj Notes Indenture for the calculation of Issuer Leverage Ratio.

TRU TAJ LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(UNAUDITED)

(In millions)	July 29, 2017	July 30, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$244	$203
Accounts and other receivables	160	126
Merchandise inventories	708	717
Prepaid expenses and other current assets	78	83
Total current assets	1,190	1,129
Property and equipment, net	1,391	1,436
Goodwill	64	64
Deferred tax assets	19	99
Restricted cash	49	45
Straight-line rent receivable from affiliate	203	198
Other assets	186	208
Total Assets	$3,102	$3,179

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$426	$429
Accrued expenses and other current liabilities	277	251
Income taxes payable	6	—
Current portion of long-term debt	99	54
Total current liabilities	808	734
Long-term debt	1,850	1,380
Deferred tax liabilities	58	27
Deferred rent liabilities	154	156
Due to affiliates, net	1	195
Other non-current liabilities	145	132
Temporary Equity - Noncontrolling interest	—	119
Total stockholders’ equity	86	436
Total Liabilities, Temporary Equity and Stockholders’ Equity	$3,102	$3,179